QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SILICON GRAPHICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

October 25, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on December 8, 2004 at 3:00 p.m. at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California.

The Notice of Annual Meeting and Proxy Statement that accompany this letter provide an outline of the business to be conducted at the meeting. In addition to the matters to be voted on, there will be a report on the progress of the Company and an opportunity for stockholders to ask questions.

We hope you will be able to join us. To ensure your representation at the meeting, we urge you to vote your shares as soon as possible. The proxy card includes instructions on how to vote on the Internet, by telephone or by returning your proxy card. Your vote is very important.

We encourage you to receive future annual reports and proxy statements from SGI electronically. This will help us save costs in producing and distributing these materials. If you wish to receive our annual report and proxy statement electronically next year, please follow the instructions on the enclosed proxy card.

Sincerely,

ROBERT R. BISHOP Chairman and Chief Executive Officer Silicon Graphics, Inc.

SILICON GRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 8, 2004

The Annual Meeting of Stockholders of Silicon Graphics, Inc. will be held on Wednesday, December 8, 2004 at 3:00 p.m., local time, at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, for the following purposes:

  1.
  To elect two Class III directors of the Company to serve for three-year terms.

  2.
  To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending June 24, 2005.

  3.
  To consider any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The Proxy Statement accompanying this Notice describes these matters more fully.

The close of business on October 11, 2004 is the record date for notice and voting. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

We invite all stockholders to attend the meeting in person. Even if you plan to attend, please vote your shares as soon as possible. You may vote by telephone, on the Internet or by signing and returning the proxy card in the enclosed envelope.

Sincerely,

Sandra M. Escher Senior Vice President, General Counsel and Secretary

Mountain View, California
October 25, 2004

SILICON GRAPHICS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SILICON GRAPHICS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

        Your vote is very important. For this reason, our Board of Directors (the "Board") is requesting that you permit your shares of common stock to be represented at our 2004 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider in deciding how to vote on the matters brought before the meeting.

General Information

        Silicon Graphics, Inc., referred to in these proxy materials as SGI or the Company, is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on December 8, 2004 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California. The Company's principal offices are located at 1500 Crittenden Lane, Mountain View, California 94043-1351, and its telephone number at that location is 650-960-1980.

        These proxy solicitation materials will be mailed on or about October 25, 2004 to all stockholders entitled to vote at the meeting.

Who May Vote at the Annual Meeting

        You may vote your stock if our records show that you owned your shares on the record date, which is October 11, 2004. As of the record date, there were issued and outstanding 262,428,515 shares of the Company's common stock, $0.001 par value.

        The Company's Certificate of Incorporation provides for cumulative voting for the election of directors. Stockholders may allocate among one or more candidates the number of votes equal to the number of directors to be elected multiplied by the number of shares or equivalent shares of common stock held. However, no stockholder may cumulate votes unless prior to the voting the candidate's name has been placed in nomination in a timely manner in accordance with the Company's bylaws and a stockholder has given notice prior to the meeting of the intention to cumulate votes.

        On all other matters, each share of common stock has one vote.

Principal Share Ownership

        As of October 11, 2004, the following persons were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities.

        This information is based on periodic SEC filings by stockholders and may not reflect current ownership.

	Class of Securities	Number of Shares Beneficially Owned(1)	Percent of Class
Amaranth LLC(2) One American Lane Greenwich, CT 06831	Common Stock	13,331,650	5.08%
Aristeia Capital, LLC(3) 381 Fifth Avenue, 6th Floor New York, NY 10016	Common Stock	20,348,000	7.20%
Highfields Capital Management(4) 200 Clarendon Street, 51st Floor Boston, MA 02116	Common Stock	21,565,720	7.76%
Morgan Stanley(5) 1585 Broadway New York, NY 10036	Common Stock	16,549,997	6.31%
Michael A. Roth & Brian J. Stark(6) 3600 South Lake Drive St. Francis, WI 53235	Common Stock	16,710,047	6.37%

(1)
To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to the shares of the Company's common stock beneficially owned except as otherwise indicated. Calculated based on 262,428,515 shares of the Company's common stock outstanding on October 11, 2004, adjusted as required by SEC rules. With regard to holders of the Company's 6.50% Senior Secured Convertible Notes due 2009, the SEC rules treat as outstanding all shares of common stock that such holder would receive upon conversion of the Notes for the purpose of computing the number of shares beneficially owned and percentage ownership of that holder; however, the SEC rules do not treat as outstanding any other portion of the 151,262,400 shares of common stock issuable upon conversion of the Notes as of October 11, 2004.

(2)
As reported on a Schedule 13G filed March 15, 2004. Amaranth LLC and various entities and individuals affiliated with it share voting and investment discretion with respect to the reported securities.

(3)
As reported on a Schedule 13G filed March 26, 2004 and a Schedule 13F filed February 17, 2004. Assumes conversion of $25,435,000 principal amount of the Company's 6.50% Senior Secured Convertible Notes due 2009 which are convertible into an aggregate of 20,348,000 shares of the Company's common stock.

(4)
As reported on a Schedule 13G/A and a Schedule 13F filed February 17, 2004, these shares are beneficially owned by various entities and individuals affiliated with Highfields Capital Management. Highfields Capital and entities and individuals affiliated with it share voting and investment discretion with respect to the reported securities. Assumes conversion of $19,225,000 principal amount of the Company's 6.50% Senior Secured Convertible Notes due 2009 which are convertible into an aggregate of 15,380,000 shares of the Company's common stock.

(5)
As reported on a Schedule 13G filed February 17, 2004. Morgan Stanley and various entities affiliated with it share voting and investment discretion with respect to the reported securities.

(6)
As reported on a Schedule 13G filed March 1, 2004. Mr. Roth and Mr. Stark and various entities affiliated with them share voting and investment discretion with respect to the reported securities. Mr. Roth and Mr. Stark disclaim beneficial ownership of the reported securities.

Cost of This Proxy Solicitation

        The Company will pay the cost of soliciting proxies. The Company will pay Georgeson Shareholder Communications Inc., a proxy solicitation firm, a fee expected not to exceed $9,000 for its services in the solicitation of proxies and will reimburse the firm for certain out-of-pocket expenses. The Company may also reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The Company's directors, officers and employees may also solicit proxies, without additional compensation.

Householding

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are SGI stockholders will be "householding" the Company's proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to Investor Relations, Silicon Graphics, Inc., 1500 Crittenden Lane, Mountain View, California 94043, or (3) call the Company's Investor Relations department at (650) 933-6102. The Company will promptly deliver, upon request to the address or telephone number listed above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Voting Your Proxy

        Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

        If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. New York Stock Exchange ("NYSE") regulations prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to non-routine matters, such as equity compensation plans and certain other matters, unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on these types of proposals without specific instructions from beneficial holders. In the absence of controlling precedent to the contrary, the Company intends not to consider broker non-votes (that is, shares held by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter) in determining whether the requisite majority of votes cast has been obtained with respect to a particular matter.

Votes Needed to Hold the Meeting

        The quorum requirement for the transaction of business at the Annual Meeting is that holders of a majority of the shares of common stock entitled to vote must be present in person or by proxy. Both abstentions and broker non-votes will count for purposes of establishing a quorum.

Internet or Telephone Voting

        For Shares Directly Registered in the Name of the Stockholder.    Stockholders with shares registered directly with Equiserve, the Company's transfer agent, may vote by telephone by calling 877-779-8683 or may vote on the Internet at the following address on the World Wide Web: http://www.eproxyvote.com/sgi.

        For Shares Registered in the Name of a Brokerage Firm or Bank.    A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone and Internet voting options. This program is different from the program provided by Equiserve for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in this program, you may vote those shares by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you already have been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by twelve noon (Eastern Time) on December 7, 2004. Giving a proxy in this manner will not affect your right to vote in person should you decide to attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Equiserve and the street name program are consistent with the requirements of applicable law. Stockholders voting via the Internet through either of these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Changing Your Vote

        Any proxy given in response to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at its principal offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting

        Proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting must be received by the Company no later than June 27, 2005 in order to be included in the proxy materials for that meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

        We have seven directors serving on our Board, divided into three classes serving staggered terms. Robert R. Bishop and Dr. Robert M. White, who currently serve as members of the Board, are nominated for re-election to a three-year term expiring at the 2007 Annual Meeting. The Board has nominated these individuals for election to the Board at the recommendation of the Corporate Governance and Nominating Committee, which consists solely of independent directors as defined by the rules of the New York Stock Exchange. The current Class I directors' terms expire at the 2005 Annual Meeting, and the current Class II directors' terms expire at the 2006 Annual Meeting.

Directors and Nominees for Director

        Unless otherwise instructed, the proxy holders will vote for the nominees named below. In the unexpected event that any nominee becomes unavailable or declines to serve, the proxy holders will vote the proxies in their discretion for any nominee designated by the Board to fill the vacancy. If additional persons are nominated, the proxy holders intend to cumulate their votes if necessary to elect the nominees listed below, and, in that event, the specific nominees to be voted for will be determined by the proxy holders.

Name	Class	Age	Principal Occupation	Director Since

Nominees for Director
Robert R. Bishop	III	62	Chairman and Chief Executive Officer, Silicon Graphics, Inc.	1993
Robert M. White, Ph.D.	III	66	University Professor Emeritus at Carnegie Mellon University and Consulting Professor at Stanford University	2002
Continuing Directors
Lewis S. Edelheit, Ph.D.	I	62	Former Senior Vice President, Corporate Research & Development, General Electric Company	2002
James A. McDivitt	II	75	Former Senior Vice President, Government Operations and International, Rockwell International Corporation	1987
Arthur L. Money	II	64	Former Assistant Secretary of Defense for Command, Control, Communications and Intelligence and Chief Information Officer, U.S. Department of Defense	2001
Anthony R. Muller	II	61	Former Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation	2003
Charles A. Steinberg	I	70	Former President, Broadcast and Professional Company of Sony Electronics Inc.	2002

        Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among directors or executive officers of the Company.

        Mr. McDivitt was Senior Vice President, Government Operations and International, of Rockwell International Corporation until his retirement in March 1995. He currently serves as the Lead Director for the Company's Board.

        Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April 2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the ASD (C31) from February 1998. Mr. Money also served as the Chief Information Officer for the Department of Defense from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. Prior to his government service, Mr. Money held senior management positions with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group, including the position of President of ESL between January 1990 and January 1996. He is also a director of CACI International, Terremark Worldwide, Inc., Essex Corporation, Intelli-Check, Intevac Corporation and Safenet Inc.

        Mr. Muller served as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation, a manufacturer of optical products for communications and industrial, commercial and consumer applications from May 2000 until his retirement in February 2003. Before that, he served as Senior Vice President and Chief Financial Officer of JDS Uniphase Corporation from January 1998 to May 2000. He served as a member of the board of directors of Uniphase Corporation from 1984 to 1998. Mr. Muller also serves as a member of the board of directors of WebEx Communications.

        Mr. Bishop was appointed the Chairman of the Board and Chief Executive Officer of Silicon Graphics, Inc. in the fall of 1999. From 1996 to 1999, he was the non-executive Chairman of the Board of Silicon Graphics World Trade Corporation, and from 1986 to 1995 he was the President of Silicon Graphics World Trade Corporation.

        Dr. Edelheit served as Senior Vice President of General Electric's corporate research and development and in similar capacities from 1992 until his retirement in December 2001. He began his career at General Electric in 1969, where he helped pioneer major advances in computed tomography. Between 1986 and 1991, he left General Electric to become President and CEO of Quantum Medical Systems and remained its President after it was acquired by Siemens Corporation. He is a member of the National Academy of Engineering and the Industrial Research Institute, and a Fellow of the American Physical Society. He is also a director of Sonic Innovations, Inc. and Chairman of the Laboratory Advisory Committee of the Pacific Northwest National Laboratory, a non-public research laboratory.

        Mr. Steinberg served as President of the Broadcast and Professional Company of Sony Electronics Inc. from March 1988 to June 1999. During that time period, he also served as Chairman and CEO of two Sony subsidiaries, Sony Trans Com Inc. and Sony Cinema Products Corporation. He currently is an executive advisor to Sony's Strategic Technical Partnerships Group and a consultant and advisory board member to other electronics companies and a venture capital company.

        Dr. White currently serves as University Professor Emeritus of Electrical and Computer Engineering (ECE) at Carnegie Mellon University and Consulting Professor of Materials Science and Engineering at Stanford University. He joined Carnegie Mellon University in 1993 as head of ECE and subsequently served as director of the Data Storage Systems Center. Prior to that, he served as the first Undersecretary of Commerce for Technology under President George H. Bush and held senior management positions at Control Data Corporation and Xerox's Palo Alto Research Center. He is also a director of STMicroelectronics N.V., and ENSCO, Inc., a private company, and a member of the National Academy of Engineering.

Corporate Governance

Corporate Governance Guidelines

        The Board has adopted corporate governance guidelines. These guidelines govern, among other things, Board member qualifications, responsibilities, compensation, education, management succession, committee composition and charters, as well as Board self-evaluation. The corporate governance guidelines are available on the Company's website at http://www.sgi.com/company_info under the heading "Corporate Governance".

Lead Director

        As provided in the corporate governance guidelines, the non-management members of the Board periodically designate a Lead Director. James A. McDivitt currently serves as the Lead Director. In this role, his duties include serving as chairman of the non-management directors' executive sessions, providing advice to the Chairman of the Board in planning meetings, and such other duties as the Board may delegate to assist in meeting its responsibilities.

About the Board and its Committees

        The Board and its committees meet throughout the year on a regular schedule, and hold special meetings or act by written consent as needed. During fiscal 2004, the Board held twenty-three meetings, either in person or by telephone. Each regularly scheduled meeting of the Board includes a separate executive session for the non-management members of the Board.

        The Company's corporate governance guidelines require that at least a majority of the Board be "independent" within the meaning of the corporate governance listing standards of the New York Stock Exchange. The Board has determined that, except for Robert R. Bishop, the Company's Chairman and Chief Executive Officer, none of its directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and each of them is independent within the meaning of the Company's director independence standards, which reflect the director independence standards of the New York Stock Exchange. The Board of Directors periodically reviews its standing committees, the committee charters, and the appointment of directors to serve on standing committees. The Company currently has three standing committees: the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee. The Board has determined that all members of these committees are independent directors within the meaning of the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and related SEC rules. Each of the Company's standing committees operates under a written charter adopted by the Board and each committee's charter is available on the Company's website at http://www.sgi.com/company_info under the heading "Corporate Governance". The charter of the Audit Committee is also attached as Annex A to these proxy materials.

        Audit Committee.    The members of the committee are Anthony R. Muller (chair), James A. McDivitt, and Charles A. Steinberg. The committee held nine meetings during fiscal 2004, either in person or by telephone. The Board has determined that Anthony R. Muller qualifies as an "audit committee financial expert" as that term is defined in the SEC regulations. Among other matters, the committee:

  •
  Hires and replaces the independent auditors as appropriate;

  •
  Evaluates the performance and independence of the independent auditors and pre-approves any audit and non-audit services provided by the independent auditors and approves fees related to such services;

  •
  Reviews and discusses with management, the internal auditors and the independent auditors the Company's financial statements and accounting principles; and

  •
  Oversees the internal auditing functions and controls.

        Compensation and Human Resources Committee.    The members of the committee are Charles A. Steinberg (chair), Lewis S. Edelheit and Anthony R. Muller. The committee held five meetings during fiscal 2004, either in person or by telephone. Among other matters, the committee:

  •
  Reviews and approves the Company's compensation and benefits policies, including equity compensation plans;

  •
  Reviews management performance and the Company's succession planning; and

  •
  Reviews and approves executive compensation policies, including compensation of the chief executive officer.

        Corporate Governance and Nominating Committee.    The members of the committee are James A. McDivitt (chair), Lewis S. Edelheit and Robert M. White. The Corporate Governance and Nominating Committee held four meetings in fiscal 2004. Among other matters, the committee:

  •
  Identifies individuals qualified to become Board members and recommends directors for appointment to Board committees;

  •
  Makes recommendations to the Board as to determinations of director independence;

  •
  Evaluates Board performance and oversees and sets compensation for the Company's directors; and

  •
  Oversees corporate governance and compliance policies and procedures.

        The Corporate Governance and Nominating Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and capability. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the committee considers issues of judgment, diversity, age, skills, background, experience and such other factors as it deems appropriate given the current needs of the Board and the Company.

        Candidates for director suggested by stockholders will be considered by the Corporate Governance and Nominating Committee. The committee screens all potential candidates in the same manner regardless of the source of the recommendation. Such suggestions should include the candidate's name and qualifications and may be submitted in writing to the Corporate Secretary, Silicon Graphics, Inc., 1500 Crittenden Lane, Mail Stop 554, Mountain View, CA 94043-1351. In addition, nominations for director may be made by a stockholder entitled to vote who complies with the advance notice provision in our By-Laws, which are available on the Company's website at http://www.sgi.com/company_info under the heading "Corporate Governance". For the Company's 2005 annual meeting of stockholders, we must receive this notice between August 10, 2005 and September 9, 2005.

        Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal 2004. Local members of the Board are encouraged to attend annual meetings of the Company's stockholders and directors from outside California are encouraged to listen to the webcast of the meetings. Four directors attended the 2003 Annual Meeting of Stockholders in person.

Contacting the Board of Directors

        The Board, including a majority of the company's independent directors, has adopted a formal process by which stockholders may communicate with the Board. Stockholders may communicate with the Board at any time by writing to the Company's Corporate Secretary at 1500 Crittenden Lane, Mail Stop 554, Mountain View, CA 94043 or by sending an email to the Board at boardcommunication@sgi.com. All concerns will be received and processed by the Corporate Secretary as further described on the Company's website at http://www.sgi.com/company_info/corporate_governance/contact_board.html. Concerns relating to SGI accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Other concerns will be referred to the independent Lead Director of the Board.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics encompasses the Company's "code of ethics" applicable to its Chief Executive Officer, principal financial officer, and principal accounting officer and controller. The Code of Business Conduct and Ethics is available on the Company's website at http://www.sgi.com/company_info under the heading "Corporate Governance". The Company intends to make any required disclosures regarding amendments to or waivers granted to any of its directors or executive officers under the Code of Business Conduct and Ethics on the Company's website.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation and Human Resources Committee during fiscal 2004 were Dr. Edelheit, Mr. Muller, and Mr. Steinberg, all of whom are non-employee directors. No interlocking relationship exists between the Company's Board or Compensation and Human Resources Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Compensation

        Employee directors are not compensated for their service on the Board.

        Each non-employee director receives a fee of $6,000 per quarter and $2,000 for each Board and committee meeting attended. The chair of each committee receives an additional $1,000 for each committee meeting attended. The Lead Director receives an additional fee of $3,000 per quarter.

        Mr. Money received $3,200 in fiscal 2004 in compensation for consulting with the Company and its federal government sales subsidiary. Mr. Money, Mr. McDivitt and Dr. White also serve on the board of the Company's federal government sales subsidiary and receive fees of $2,000 per meeting attended, except that Mr. Money receives an additional $1,000 per meeting attended as chairman of the subsidiary's board.

        Each non-employee director is granted an option to purchase 50,000 shares of common stock on the date on which he or she first becomes a director. These options become exercisable in installments on the first two anniversary dates following the date of grant, subject to accelerated vesting on a change in control. At the time of the regularly scheduled October meeting of the Board (or if the Board does not meet in October, at the next regularly scheduled meeting), each non-employee director who has served on the Board for at least six months also receives an option to purchase 20,000 shares of common stock which is fully exercisable on the date of grant. The exercise price of the initial option grants and the annual option grants to directors is the fair market value at the time of grant. Options granted to non-employee directors expire after ten years, and can only be exercised while the optionee is a director, or within three months after service as a director terminates or within one year after a director's service terminates due to death, disability or retirement from the Board with more than five years of service at age 65 or above.

        Under the Silicon Graphics Non-Qualified Deferred Compensation Plan, which was closed to both new participants and contributions in October 2004, non-employee directors were entitled to elect in advance to defer all or a portion of their cash compensation. None of the Company's current directors participated in the plan.

Vote Required

        Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. You may give each nominee one vote for each share you hold; or you may cumulate your votes by giving one candidate a number of votes equal to the number of directors to be elected which is two, multiplied by the number of shares or equivalent shares you hold; or you may distribute your votes among as many candidates as you wish. However, you may not cast votes for more than two nominees. No stockholder may cumulate votes unless prior to the voting the candidate's name has been placed in nomination in a timely manner in accordance with the Company's bylaws and a stockholder has given notice prior to the meeting of the intention to cumulate votes.

Recommendation

        The Board recommends that you vote "FOR" each of the nominees to the Board set forth in this Proposal 1.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP ("E&Y"), independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 24, 2005. We are asking the stockholders to ratify this appointment. In the event of a majority vote against ratification, the Audit Committee may reconsider its selection, and in any event is entitled to change auditors at a later date. E&Y has audited the Company's financial statements since the Company was formed in fiscal 1982. Representatives of E&Y are expected to be present at the meeting with the opportunity to make a statement, and to be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

        During fiscal 2004 and 2003, the aggregate fees billed by E&Y for professional services were as follows:

	Fiscal Year Ended
	June 25, 2004	June 27, 2003
Audit Fees:(1)	$4,174,995	$3,723,619
Audit-Related Fees:(2)	308,784	30,688
Tax Fees:(3)	536,015	652,602
All Other Fees:(4)	21,000	47,637

Total	$5,040,794	$4,454,546

(1)
Represents fees for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements, advice on accounting matters that arose during the audit, services associated with SEC registration statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Represents assistance and advisory services surrounding the documentation of internal control policies and procedures over financial reporting in connection with Section 404 of the Sarbanes Oxley Act of 2002. In February 2004, the SEC announced a delay in the effectiveness of Section 404 that makes it effective for our fiscal year ending June 24, 2005.

(3)
Represents fees for international and U.S. tax planning and compliance services as well as consultation and assistance surrounding matters with various income and sales tax authorities.

(4)
Represents fees for services provided in connection with other miscellaneous items not otherwise included in the categories above.

        The Audit Committee has determined that the provision by E&Y of non-audit services is compatible with maintaining the independence of E&Y. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by E&Y. In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting. During fiscal 2004, all services were pre-approved by the Audit Committee in accordance with this policy.

        E&Y has recently notified the Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Audit Committee that certain non-audit work performed by certain affiliates of E&Y in China ("EY China") has raised questions regarding E&Y's independence with respect to its performance of audit services.

        With respect to the Company, during the period of fiscal 1997 through fiscal 2002, EY China performed certain tax services for a subsidiary of the Company in China and its representative office. EY China made payment of the relevant taxes on behalf of the Company and such payment involved the handling of Company tax-related funds. These payment services were discontinued by June 2002. Total fees paid by the Company to EY China for the payment services in fiscal 2002 and 2001 were approximately $6,000. Amounts paid by the Company for such services prior to fiscal 2001 were also de minimis.

        The Company's Audit Committee and E&Y have discussed E&Y's independence with respect to the company in light of the foregoing facts. E&Y has informed the Company that it has concluded that such services have not impaired E&Y's independence with respect to the Company. The Company and E&Y continue to evaluate and review processes relevant to the maintenance of E&Y's independence.

Recommendation

        The Board recommends voting "FOR" the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's independent auditors for fiscal 2005.

OTHER INFORMATION

Security Ownership of Management

        The following table sets forth the beneficial ownership of SGI's common stock as of October 11, 2004 by each director or nominee director, by each of the current executive officers named in the table under "Executive Officer Compensation" below, and by all such persons and all current executive officers as a group:

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Robert R. Bishop	6,991,044	2.64%
Lewis S. Edelheit	70,000	*
James A. McDivitt	255,004	*
Arthur L. Money	91,000	*
Anthony R. Muller	50,000	*
Charles A. Steinberg	100,000	*
Robert M. White	70,000	*
Warren Pratt	1,046,650	*
Anthony K. Robbins	1,118,145	*
Stephen W. Coggins	238,777	*
Jeffrey V. Zellmer	473,323	*
All executive officers and directors as a group (16 persons)	12,546,860	4.64%

*
Less than 1%.

(1)
Calculated based on 262,428,515 shares of the Company's common stock outstanding on October 11, 2004, adjusted as required by SEC rules. Unless otherwise indicated, the persons named have sole voting and investment power over the shares shown as being beneficially owned by them, subject to community property laws, where applicable. The table includes the following shares issuable on exercise of options that were exercisable on October 11, 2004, or within 60 days thereafter: Mr. Bishop, 2,720,000 shares; Dr. Edelheit, 70,000 shares; Mr. McDivitt, 90,000 shares; Mr. Money, 90,000 shares; Mr. Muller, 45,000 shares; Mr. Steinberg, 90,000 shares; Dr. White, 70,000 shares; Dr. Pratt, 1,109,010 shares; Mr. Robbins, 1,081,117 shares; Mr. Coggins, 224,800; Mr. Zellmer, 453,567 shares; and all directors and executive officers as a group, 7,950,594 shares.

REPORT OF THE COMPENSATION
AND HUMAN RESOURCES COMMITTEE
OF THE BOARD OF DIRECTORS

        The following Report of the Compensation and Human Resources Committee of the Board shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), each as amended, except to the extent that SGI specifically incorporates it by reference into such filing.

        The Compensation and Human Resources Committee of the Board of Directors reviews and approves executive compensation policies, including compensation of the Chief Executive Officer. The Committee administers SGI's stock incentive plans, approves stock option grants for employees, and reviews management performance and the Company's succession planning. The Committee is currently composed of three independent directors, as defined by the listing standards of the New York Stock Exchange.

Compensation Philosophy

        SGI operates in the highly competitive and rapidly changing high technology industry. The Committee seeks to establish compensation policies that allow SGI flexibility to respond to changes in its business environment. The goals of SGI's compensation program are to align compensation with SGI's overall business objectives and performance, to foster teamwork and to enable SGI to attract, retain and reward employees who contribute to its long-term success.

Executive Compensation Components

        Compensation for SGI's executive officers generally consists of base salary and annual incentive plans, combined with stock option awards. The Committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

        Salary.    The salaries of the executive officers, including the Chief Executive Officer, are determined by the Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. SGI seeks to set executive compensation levels that are competitive with the average levels of peer group compensation. During fiscal 2004, there were no salary increases for executive officers.

        Annual Incentive Compensation.    The Committee annually reviews and approves an executive incentive program to tie incentive payments to executive officers to certain Company financial goals. During fiscal 2004, all executive officers were eligible for target bonuses based on a percentage of their base salary, depending on their positions. The bonus, if awarded, is computed as a percentage of that target based on SGI's performance in achieving specified objectives, as determined by the Committee. For fiscal 2004, these objectives included the achievement by SGI of certain revenue and operating profit goals. Although no payments were made for fiscal 2004 under this program, the Board authorized discretionary bonuses for certain executive officers to reflect the Board and the CEO's assessment of their individual contributions to the significant improvement in the Company's financial position during the fiscal year. These bonuses ranged from 3-20% of the executive officer's salary and 10-25% of the targets established under the incentive plan for each executive officer.

        Variable Compensation.    The Committee also annually reviews and approves a variable compensation plan for certain executive officers in the Company's sales, service and product groups.

During fiscal 2004, these executive officers were eligible for target bonuses based on a percentage of their base salary. The bonus, if awarded, is computed as a percentage of that target based on the achievement of revenue and margin goals in the executive officer's specific area of responsibility.

        Deferred Compensation Plan.    The Non-Qualified Deferred Compensation Plan, which was closed to both new participants and contributions in October 2004, is a voluntary, non-tax qualified plan available to certain members of management and non-employee directors. Participants in the plan were entitled to elect in advance to defer all or a portion of their cash compensation. The Company has not made any matching contributions to this plan.

        Stock Options and Restricted Stock Awards.    Stock options and restricted stock awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods to retain executives and encourage sustained contributions. The exercise price of most options is the market price on the date of grant. Restricted stock awards are also subject to vesting, based generally on the passage of time. No restricted stock awards were granted to executive officers in fiscal 2004.

        Compensation of the Chief Executive Officer.    Robert R. Bishop joined the Company in the fall of 1999 as Chairman and Chief Executive Officer at an initial annual base salary of $800,000. Over the five years he has been in this role, his salary has remained unchanged. The Committee conducts a quarterly review and measurement of Mr. Bishop's performance against objectives set by the Committee. The Committee set Mr. Bishop's target for participation in the fiscal 2004 executive incentive program at 100% of his base salary, reduced from the fiscal 2003 target of 185% of his base salary. Although no payments were made under this program for fiscal 2004, the Board approved a discretionary bonus for Mr. Bishop of $160,000 for fiscal 2004, an amount equal to 20% of his established target, based on the achievement of both a significant improvement in the Company's financial position and of certain operational and strategic objectives set by the Board for the fiscal year. In fiscal 2004, Mr. Bishop, who owns approximately 2% of the Company's outstanding common stock, was also granted an option to purchase 500,000 shares of the Company's common stock at the market price on the date of grant, vesting over 50 months. Mr. Bishop deferred all of his cash compensation from the time he was appointed as CEO in fiscal 2000 through September 2003. In October 2004, the deferred compensation plan was closed to both new participants and contributions.

Section 162(m)

        SGI is subject to Section 162(m) of the U.S. Internal Revenue Code, which limits the deductibility of certain compensation payments to its executive officers. SGI does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to SGI's financial or tax position, and that SGI derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee considers the net cost to SGI in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

COMPENSATION AND HUMAN RESOURCES COMMITTEE Charles A. Steinberg, Chairman Lewis S. Edelheit Anthony R. Muller

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following Report of the Audit Committee of the Board shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that SGI specifically incorporates it by reference into such filing.

        The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company's consolidated financial statements. The independent auditors are responsible for auditing the financial statements. It is the responsibility of the Audit Committee of the Board to oversee these activities and otherwise to fulfill the responsibilities outlined in its charter. These responsibilities also include hiring and replacing the independent auditors and evaluating the performance and independence of the independent auditors.

        The Board has adopted a written charter for the Audit Committee, amended as of May 2004. Each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange and SEC rules.

        The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended June 25, 2004, including a discussion of significant judgments and accounting principles.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 60, 61 and 99, which includes, among other items, matters encountered during the conduct of the audit of the Company's financial statements and also discussed NYSE listing requirements surrounding the auditor's internal quality-control procedures and outcome of any quality control reviews within the preceding five years.

        The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, which relates to the auditors' independence from the Company. The Audit Committee has discussed with Ernst & Young LLP its independence from the Company.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved that the audited financial statements be included in the Company's annual report on Form 10-K filed with the SEC, for the fiscal year ended June 25, 2004.

AUDIT COMMITTEE Anthony R. Muller, Chairman James A. McDivitt Charles A. Steinberg

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and equity compensation for the three fiscal years ended June 25, 2004 for Robert R. Bishop, Chief Executive Officer, and each of the four other most highly compensated executive officers of SGI during fiscal 2004.

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(1)	Other Annual Compensation ($)(2)		Options (#)	Restricted Stock ($)(3)	All Other Compensation($)(4)
Robert R. Bishop(5) Chairman and Chief Executive Officer	2004 2003 2002	$800,000 800,000 800,000	$160,000 — 370,000		— — —	500,000 — 750,000	— — —	$9,115 9,116 7,528
Warren C. Pratt Chief Operating Officer and Executive Vice President	2004 2003 2002	$495,000 495,000 480,031	$79,200 — 116,800		$279,164 310,781 238,490	250,000 — 400,000	— — —	$3,113 2,780 2,400
Stephen W. Coggins(6) Senior Vice President, EMEA Field Operations	2004 2003 2002	$399,970 365,010 313,681	$274,981 55,894 110,583		— — —	80,000 150,000 150,000	— — —	$34,677 31,646 12,014
Anthony K. Robbins Senior Vice President, Silicon Graphics, Inc., and President, Silicon Graphics Federal, Inc.	2004 2003 2002	$370,938 357,200 356,528	$199,252 98,231 283,504	$	— 412 516	175,000 250,000 300,000	— — —	$2,732 2,426 2,402
Jeffrey V. Zellmer Senior Vice President and Chief Financial Officer	2004 2003 2002	$325,000 325,000 322,007	$41,000 — 190,625		$64,045 255,609 192,227	150,000 225,000 200,000	— — —	$1,857 1,726 1,720

(1)
The bonus column for Mr. Coggins and Mr. Robbins includes commissions paid.

(2)
Perquisites and other personal benefits did not exceed $50,000 or 10% of any named executive officer's salary for fiscal 2004, 2003 or 2002. The amounts set forth above consist of the following: Dr. Pratt—loan forgiveness, income on imputed interest and amounts reimbursed by the Company for payment of taxes in connection with the loans described in "Certain Transactions" in the amounts of $279,164, $270,927 and $238,490 for fiscal 2004, 2003 and 2002, respectively, and tax equalization payments for fiscal 2003 and 2002 as described under "Certain Transactions"; Mr. Robbins—amounts reimbursed by the Company for payment of taxes for fiscal 2003 and 2002 in connection with sales recognition awards; Mr. Zellmer—loan forgiveness, income on imputed interest and amounts reimbursed by the Company for payment of taxes in connection with the loans described in "Certain Transactions".

(3)
Dr. Pratt holds 5,000 shares of restricted stock with a value of $11,100, based upon the closing price of the Company's common stock on June 25, 2004.

(4)
Includes the Company's contribution of $1,200 for each fiscal year to the 401(k) savings plan for each named executive officer other than Mr. Bishop and Mr. Coggins, and the Company's contributions to the United Kingdom retirement plan for Mr. Coggins. The remaining amount for each named executive officer (other than Mr. Coggins) represents term life insurance premiums paid by the Company.

(5)
Mr. Bishop elected to defer his salary and bonus for fiscal 2002, fiscal 2003 and fiscal 2004 through September 2003.

(6)
Mr. Coggins joined the Company in July 2001. Mr. Coggins' compensation is paid in British pounds sterling and his annual salary for each of fiscal 2002, 2003 and 2004 was £230,000 per year. His compensation is presented above in US dollars based on the average conversion rate for each fiscal year as follows: 1GBP=1.739USD for fiscal 2004, 1GBP=1.587USD for fiscal 2003 and 1GBP=1.446USD for fiscal 2002.

Option Grants in Fiscal 2004

        The following table provides details regarding all stock options granted to the executive officers named in the Summary Compensation Table in fiscal 2004.

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
Robert R. Bishop	500,000	7.40	$1.15	10/29/13	$361,614	$916,402
Warren C. Pratt	250,000	3.70	1.15	10/29/13	180,807	458,201
Stephen W. Coggins	80,000	1.18	1.15	10/29/13	57,858	146,624
Anthony K. Robbins	175,000	2.59	1.15	10/29/13	126,565	320,741
Jeffrey V. Zellmer	150,000	2.22	1.15	10/29/13	108,484	274,921

(1)
The options in this table were granted under the 1993 Long-Term Incentive Stock Plan. The options become exercisable at a rate of 2% per month over a period of fifty months and expire ten years from the date of grant.

(2)
Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent SGI's estimate or projection of the future price of its common stock. SGI believes that this method does not accurately illustrate the potential value of stock options.

Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

			Number of Unexercised Options at June 25, 2004		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert R. Bishop	0	—	2,493,700	756,400	$74,900	$460,100
Warren C. Pratt	0	—	950,685	339,800	125,312	231,843
Stephen W. Coggins	0	—	182,200	197,800	236,054	212,546
Anthony K. Robbins	0	—	1,030,717	290,500	628,055	268,835
Jeffrey V. Zellmer	0	—	408,647	255,000	428,700	235,050

(1)
The amounts in this column reflect the difference between the closing market price of the common stock on June 25, 2004, which was $2.22, and the option exercise price. The actual value of unexercised options fluctuates with the market price of the common stock.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC and the New York Stock Exchange, and to give the Company copies of these filings. Based on the written representations of its directors and officers and a review of the copies of such forms furnished to the Company during the fiscal year ended June 25, 2004, the Company believes that its officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of a Form 5 for Dr. Pratt that was filed to report a previously unreported surrender of stock to satisfy a tax withholding obligation on vesting of restricted stock in May 2004.

Equity Compensation Plan Information

	As of June 25, 2004
	Number of shares to be issued on exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	26,245,433	$2.6754	17,522,393	(2)
Equity compensation plans not approved by stockholders	18,452,649	$2.8884	4,918,963	(3)

Total	44,698,082	$2.7634	22,441,356

(1)
Additionally, there are outstanding options to purchase an aggregate of 363,594 shares of the Company's common stock at a weighted average exercise price of $6.1904 per share. The options were assumed in connection with certain acquisitions in 1995 and 1996. No additional awards can be granted under these assumed plans.

(2)
Includes 12,000,592 shares available at June 25, 2004 for future issuance under the Employee Stock Purchase Plan.

(3)
Consists of shares available under the Amended and Restated 1996 Supplemental Non-Executive Equity Incentive Plan, which is described below.

Amended and Restated 1996 Supplemental Non-Executive Equity Incentive Plan

        The Board approved the 1996 Supplemental Non-Executive Equity Incentive Plan in April 1996 and amended the plan to increase the number of authorized shares in July 2001. The plan was not submitted to a stockholder vote. Under the plan, stock awards and nonstatutory stock options may be granted to Company employees with a status below vice-president. Subject to certain adjustments upon a change in capitalization, the maximum aggregate number of shares of common stock of the Company issuable under the plan is 22,500,000 shares. As of June 25, 2004, the number of shares of common stock of the Company issuable under the plan was 4,918,963. The plan will remain in effect until terminated by the Board. The Compensation and Human Resources Committee is responsible for administering the plan.

        The per share exercise price for the shares issuable is determined by the committee, which has generally been the fair market value of the shares on the date of grant. The options may be exercised for a period of ten years following the date of grant. However, in the event a holder ceases to be an employee of the Company, such holder may be required to exercise the option or right prior to the ten year period. Options generally are granted with monthly vesting over 25 or 50 months, and options granted to newly hired employees generally are not exercisable for 10 months following the date of hire. Unless otherwise determined by the committee at the time of grant, each option provides that in the event of a change in control of the Company, any options will become exercisable in full if, within 24 months after a change in control of the Company, the option holder's employment is terminated without cause or the option holder resigns due to certain involuntary relocations or reductions in compensation.

        The Board may amend, alter, suspend or terminate the plan at any time. However, no amendment, alteration, suspension or termination of the plan shall impair the rights of any holder of an option or right, unless mutually agreed otherwise between the holder and the Company.

CERTAIN TRANSACTIONS

Arrangements with Executive Officers

        Employment Continuation Agreements.    SGI has entered into employment continuation agreements with each of its executive officers with the goal of encouraging the continued employment of key executives in the event of a potential change in control of SGI. Under the agreements, each executive officer is entitled to a termination payment equal to two years of his or her compensation if employment with SGI is terminated within 24 months after a change in control, and is granted full vesting of options and restricted stock effective after a change in control.

        Executive Loans.    During fiscal 2001 and 2002, the Company extended loans to several executive officers. The loans were intended to provide a retention incentive and were approved by the Compensation and Human Resources Committee of the Board. Since the loans were extended, federal legislation has been enacted prohibiting such extensions of credit to executive officers and accordingly, no future extensions of credit will be made by the Company, although the Company continues to honor its contractual obligations under pre-existing extensions of credit.

        Dr. Pratt was made Chief Operating Officer in April 2001. Under his amended employment agreement entered into at that time, the Company committed to extend credit of $5 million to Dr. Pratt, to be paid in annual installments through May 2004 subject to his continued employment with the Company. Pursuant to this agreement, the Company advanced funds of $2 million in May 2001 and an additional $1 million in each of May 2002, 2003, and 2004. The loan is interest free and will be settled in May 2005, or earlier in the event of a change in control or the termination of Dr. Pratt's employment by the Company without cause or by him for good reason (including upon an insolvency event). At the settlement date, Dr. Pratt will repay the outstanding principal amount of the loan up to an amount equal to (i) the value of his vested stock options and restricted stock held or sold from May 2000 through the settlement date and (ii) any change in control payments he receives. Any remaining amount of the loan will be forgiven. The repayment will be made in cash unless the Company, in its sole discretion, offers Dr. Pratt the option of tendering his shares or vested options in satisfaction of the repayment obligation. On a termination for cause or resignation without good reason before a change in control, the principal amount of the loan will be repayable in full. To the extent that Dr. Pratt is subject to income tax as a result of income being imputed to him due to the interest free nature of the loan, the Company agreed to pay Dr. Pratt an amount equal to (x) an amount, which after the imposition of taxes on such amount, will equal the amount of such income tax arising due to the interest free nature of the loan less (y) the amount of the actual after-tax income received by Dr. Pratt as a result of investing the proceeds of the loan. Dr. Pratt will be responsible for income taxes resulting from any forgiveness of the loan pursuant to its terms.

        In September 2000, the Company also made Dr. Pratt two five-year relocation loans secured by his California residence. Dr. Pratt received a $250,000 loan with an annual interest rate of 6.75% to be repaid in September 2005 or on the earlier sale of the residence or termination of his employment. Dr. Pratt also received a $500,000 loan at no interest to be forgiven in monthly installments over five years subject to continued employment with the Company. To the extent that Dr. Pratt is subject to income tax as a result of the interest free nature of the loan, the Company agreed to pay Dr. Pratt an amount, which after the imposition of taxes on the amount, will equal the amount of the income taxes arising due to the interest free nature of the loan or the forgiveness of principal and interest under the loan. Dr. Pratt's maximum aggregate indebtedness to the Company during fiscal 2004 under these relocation loans was $509,889. Dr. Pratt fully repaid the $250,000 loan in August 2004. At October 11, 2004, the aggregate indebtedness under the $500,000 loan was $100,000.

        The Company loaned Ms. Escher $280,000 in October 2001. The loan was interest free and, in accordance with its terms, has been forgiven in quarterly installments beginning in December 2001 over two years. The maximum amount of Ms. Escher's indebtedness to the Company during fiscal 2004 was $35,000. The loan was fully forgiven in accordance with its terms in September 2003. To the extent that Ms. Escher was subject to income tax as a result of the interest free nature of the loan, the Company agreed to pay Ms. Escher an amount, which after the imposition of taxes on the amount, was equal to the amount of the income taxes arising due to the interest free nature of the loan.

        Mr. Zellmer was made Chief Financial Officer in July 2001. As part of his compensation arrangement, the Company loaned Mr. Zellmer $500,000. The loan was interest free and, in accordance with its terms, has been forgiven in quarterly installments since October 2001 over two years. The maximum amount of Mr. Zellmer's indebtedness to the Company during fiscal 2004 was $62,500. The loan was fully forgiven in accordance with its terms in July 2003. To the extent that Mr. Zellmer was subject to income tax as a result of the interest free nature of the loan, the Company agreed to pay Mr. Zellmer an amount, which after the imposition of taxes on such amount, was equal to the amount of such income taxes.

COMPANY STOCK PRICE PERFORMANCE GRAPH
Comparison of Five Year Cumulative Total Return

        The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that SGI specifically incorporates it by reference into such filing.

        In accordance with SEC rules, the Company is required to present a table showing a line-graph presentation comparing cumulative five-year returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index for the broad equity index and the S&P Computer Hardware Index as an industry standard for the five fiscal year period commencing June 30, 1999 and ending June 25, 2004. The stock price performance shown on the graph below is not necessarily of future performance.

*
Assumes $100 invested on June 30, 1999 in SGI Common Stock, the S&P 500 Stock Index, and the S&P Computer Hardware, with reinvestment of dividends.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company or Management may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Sandra M. Escher Senior Vice President, General Counsel and Secretary

Dated: October 25, 2004

ANNEX A

SILICON GRAPHICS, INC.
A Delaware corporation

Audit Committee Charter
Amended as of May 5, 2004

Purpose

        The Audit Committee is created by the Board of Directors of the Company to:

  •
  assist the Board in its oversight of

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's independent auditors;

  •
  the performance of the Company's internal audit function;

  •
  compliance by the Company with legal and regulatory requirements; and

  •
  prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Corporate Governance and Nominating Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Audit Committee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

  •
  The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject, if applicable, to shareholder ratification). Each such accounting firm shall report directly to the Audit Committee. The Audit Committee shall pre-approve the audit services and each such non-audit service to be provided by the Company's independent auditors before each such auditor is engaged to render services. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

  •
  The Audit Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

  •
  The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

  •
  obtain and review a report or reports from the Company's independent auditors:

  •
  describing the independent auditors' internal quality-control procedures;

  •
  describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

  •
  describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1; and

  •
  assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

  •
  review and evaluate the lead audit partner on the audit engagement team;

  •
  consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent auditors' performance.

  •
  The Audit Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors.

Internal Auditors

  •
  At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

  •
  At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

  •
  The Audit Committee shall review and discuss with management, the internal auditors and the independent auditors, as the Audit Committee deems appropriate:

  •
  the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-K;

  •
  the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

    •
    any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

    •
    any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

    •
    the effect on the financial statements of any off-balance sheet transactions and structures and any regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

  •
  The Audit Committee shall review and approve prior to public disclosure the Company's quarterly financial results, paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information.

  •
  The Audit Committee shall review with management the Company's policies with respect to earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made.

  •
  The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

  •
  The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, such as:

  •
  any restrictions on the scope of the independent auditors' activities or access to requested information;

  •
  any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise);

  •
  any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement;

  •
  any management or internal control letter issued, or proposed to be issued, by the auditors; and

  •
  any significant disagreements between the Company's management and the independent auditors.

  •
  In connection with its oversight responsibilities, the Audit Committee shall be directly responsible for the resolution of disagreements between management and any auditor regarding the Company's financial reporting.

  •
  The Audit Committee shall discuss with management the Company's policies and practices with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

  •
  The Audit Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  •
  The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

  •
  The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Audit Committee shall evaluate its own performance and report to the Corporate Governance and Nominating Committee on such evaluation.

  •
  The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

        The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chairman of the Audit Committee, in consultation with the other committee members, shall set a schedule for regular Committee meetings and identify agenda items for periodic review consistent with this charter.

        The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

        The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

        The Audit Committee shall have available appropriate funding from the Company as determined by the Audit Committee for payment of:

  •
  compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  •
  compensation to any advisers employed by the Audit Committee; and

  •
  ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee's Role

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

RECEIVING FUTURE SGI PROXY MATERIALS VIA THE INTERNET

        Consider receiving future Silicon Graphics, Inc. Annual Report and Proxy materials (as well as other Company communications) in electronic form rather than in printed form. Your advance consent will assist us in preparing materials for electronic distribution. While voting via the Internet at http://www.eproxyvote.com/sgi, just click the box to give your consent and thereby save Silicon Graphics, Inc. the future costs of producing, distributing and mailing these materials.

        Accessing Silicon Graphics, Inc. Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Silicon Graphics, Inc. Annual Report and Proxy materials via the Internet, you will continue to receive them in the mail.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SILICON GRAPHICS, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Silicon Graphics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 25, 2004, and hereby appoints Robert R. Bishop and Sandra M. Escher, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Silicon Graphics, Inc. to be held on December 8, 2004 at 3:00 p.m. local time at the Crowne Plaza Hotel, 4290 El Camino Real, Palo Alto, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒
Please mark votes as in this example.

  This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR the approval of proposal 2 set forth below, and as said proxies deem advisable on such other matters as may properly come before the meeting.

1.
ELECTION OF DIRECTORS
Nominee for Class III Director: Robert R. Bishop
Nominee for Class III Director: Dr. Robert M. White

FOR ☐	WITHHELD ☐
☐ For all nominees except as noted above
2.
INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

        In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

Signature:	Date:

Signature:	Date:

        (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SILICON GRAPHICS, INC. 2004 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
INDEX
PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION
REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
COMPANY STOCK PRICE PERFORMANCE GRAPH Comparison of Five Year Cumulative Total Return
OTHER MATTERS
  ANNEX A